Exhibit 99.1

PRESS RELEASE

MOUNTAIN NATIONAL BANCSHARES, INC. DECLARES STOCK DIVIDEND

On December 20, 2004, Mountain National Bancshares, Inc., Sevierville, Tennessee announced a 5% Stock Dividend to shareholders of record as of January 7, 2005. The dividend will be mailed to shareholders on or about January 31, 2005. No fractional shares will be issued; a cash payment will be issued instead.

Mountain National Bancshares, Inc. is the parent company of Mountain National Bank, with consolidated total assets of approximately $280 million. The bank operates 6 full-service banking offices located in Sevier County, Tennessee.

Under the Private Securities Litigation Reform Act of 1995, certain of the statements contained in this press release regarding Mountain National Bancshares, Inc.’s business and financial performance may constitute “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Forward-Looking Statements” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-KSB for the most recently ended fiscal year, which is incorporated herein by reference.

For additional information, contact Dwight B. Grizzell, President & CEO, or Michael L. Brown, Executive Vice President/COO at 865-428-7990.